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                                                                    EXHIBIT 99.7

CATUITY NAMES INDUSTRY EXPERT TO FILL OUT BOARD OF DIRECTORS


DETROIT, MI and MELBOURNE, Australia (Friday, Sept. 2, 2005) - Catuity, Inc. (NASDAQ: CTTY; ASX: CAT), a provider of POS-focused solutions, including loyalty and gift card, said that it had appointed a respected Australian marketing expert to fill out the Company's Board of Directors.

The company named Geoff Wild, currently the non-executive chairman of WPP Group (Australia), effective immediately. The appointment follows the recent appointment of Don Campion, the former CFO of Verifone and a veteran financial executive, to chair the board's Audit Committee. Mr. Wild's appointment fills all four independent seats on the Board of Directors.

"At a strategic level, we look forward to Geoff's contribution to our plans for the Australian market and beyond," said Chris Leach, CEO of Loyalty Magic Pty Ltd, the Melbourne-based loyalty processor acquired on Thursday by Catuity. "His insights will add tremendous value to the positioning of our solutions with retailers."

Mr. Wild has had a distinguished career in marketing and advertising and is currently non-executive Chairman of WPP Holdings (Australia), the world's largest marketing services firm. He is also Chairman of ComOps Ltd and a director of the Professional Golfers Association and IBIS World, the business and economic forecasting group.
(See his complete bio below.)

He has been Chairman of the Advertising Federation of Australia, Chairman of the Advertising Industry Council, Chairman of the NSW Tourist Commission and was a Vice President and director of the successful Sydney Olympic Bid. Before their acquisition, he was a director of TAB Ltd and OPSM. He was awarded the Order of Australia (AM) for his contribution to tourism, business and the Olympics.

"Geoff Wild is recognised as one of the top marketing and advertising executives in Australia. His all round business and marketing skills and experience will add another dimension to our board" said Sandy Dawson, non-executive Chairman of Catuity. "We are delighted that Geoff has agreed to join us and be a resource for our strategy."

He will chair the Board's Nomination and Governance Committee and will join the Audit Committee. He and his wife live in Sydney, NSW.

Catuity, Inc. makes the point of sale more profitable for its clients by delivering products and services that reduce costs and generate new revenue. Our retailer clients have more than three million consumers who participate in Catuity-powered loyalty programs. More information on Catuity is available at its website: http://www.catuity.com.

In conjunction with the provisions of the "Safe Harbor" section to the Private Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the US Securities & Exchange Commission.



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BIOGRAPHY OF GEOFF WILD

Geoff Wild had a distinguished career in advertising and marketing for 30 years and as a highly regarded civic leader who has been awarded Australia's highest honour, the Order of Australia (AM). In 1972, he founded Clemenger Advertising Agency in Sydney in 1972 and merged with US-based BBDO Group where he oversaw a Pan-Asian expansion strategy through acquisition and start-up. He was Chairman of the Advertising Federation of Australia; chairman of the Advertising Industry Council; and is a widely regarded authority on branding, advertising, marketing and loyalty. He also played a pivotal role as one of only four vice presidents and a director of the successful Sydney Olympic bid. Today, he is the non-Executive Chairman of WPP Holdings (Australia) Pty Ltd, the Group which owns Ogilvy & Mather, J Walter Thompson, Young & Rubicam, Hill & Knowlton and Burson Marsteller. He was a director of TAB Limited and currently serves on the boards of VRI Biomedical Limited, ComOps Limited, and the Arab Bank Australia Limited. He is also a long serving Board member of the PGA (Professional Golf Association) and IBIS World, the business and economic forecasting group. He was awarded the Order of Australia (AM) for his contribution to tourism, business and the Olympics. He is a Fellow of the Advertising Institute (by examination) FAIA, and a Fellow of the Australian Institute of Company Directors FICD. He is married with three daughters and resides in Sydney.


Contact:          Chris Leach                         John Racine
                  CEO                                 President & CEO
                  Loyalty Magic Pty Ltd               Catuity Inc.
                  011.61.407.557.227                  434.227.1611
                  cleach@loyalty-magic.com            racine@catuity.com




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